                                                                     EXHIBIT 4.1

================================================================================


                       W.R. CARPENTER NORTH AMERICA, INC.

                           THE GUARANTORS named herein

                                       and

               U.S. TRUST COMPANY OF CALIFORNIA, N.A., as Trustee

                                    INDENTURE

                            Dated as of June 10, 1997

                               Up to $150,000,000

                   10 5/8% Senior Subordinated Notes due 2007


================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                              Indenture
Section                                                             Section
-------                                                             -------
310(a)(1).....................................................       8.10
     (a)(2)...................................................       8.10
     (a)(3)...................................................       N.A.
     (a)(4)...................................................       N.A.
     (b)......................................................       8.08; 8.10; 12.02
     (b)(1)...................................................       8.10
     (b)(9)...................................................       8.10
     (c)......................................................       N.A.
311(a)........................................................       8.11
     (b)......................................................       8.11
     (c)......................................................       N.A.

312(a)........................................................       2.05
     (b)......................................................       12.03
     (c)......................................................       12.03
313(a)........................................................       8.06
     (b)(1)...................................................       8.06
     (b)(2)...................................................       8.06
     (c)......................................................       12.02
     (d)......................................................       8.06
314(a)........................................................       4.02; 4.04; 12.02
     (b)......................................................       N.A.
     (c)(1)...................................................       12.04; 12.05
     (c)(2)...................................................       12.04; 12.05
     (c)(3)...................................................       N.A.
     (d)......................................................       N.A.
     (e)......................................................       12.05
     (f)......................................................       N.A.
315(a)........................................................       8.01; 8.02
     (b)......................................................       8.05; 12.02
     (c)......................................................       8.01
     (d)......................................................       6.05; 8.01; 8.02
     (e)......................................................       6.11
316(a) (last sentence)........................................       12.06
     (a)(1)(A)................................................       6.05
     (a)(1)(B)................................................       6.04
     (a)(2)...................................................       9.02
     (b)......................................................       6.07
     (c)......................................................       9.04
317(a)(1).....................................................       6.08
     (a)(2)...................................................       6.09
     (b)......................................................       8.12
318(a)........................................................       12.01

-------------------

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01. Definitions............................................................     1
Section 1.02. Other Definitions......................................................    25
Section 1.03. Incorporation by Reference of Trust Indenture Act......................    26
Section 1.04. Rules of Construction..................................................    26

                                   ARTICLE TWO
                                    THE NOTES

Section 2.01. Amount of Notes........................................................    27
Section 2.02. Form and Dating........................................................    28
Section 2.03. Execution and Authentication...........................................    29
Section 2.04. Registrar and Paying Agent.............................................    30
Section 2.05. Paying Agent To Hold Money in Trust....................................    30
Section 2.06. Noteholder Lists.......................................................    31
Section 2.07. Transfer and Exchange..................................................    31
Section 2.08. Replacement Notes......................................................    32
Section 2.09. Outstanding Notes......................................................    33
Section 2.10. Treasury Notes.........................................................    33
Section 2.11. Temporary Notes........................................................    34
Section 2.12. Cancellation.  ........................................................    34
Section 2.13. Defaulted Interest.....................................................    34
Section 2.14. CUSIP Number.  ........................................................    35
Section 2.15. Deposit of Moneys......................................................    35
Section 2.16. Book-Entry Provisions for Global Notes.................................    35
Section 2.17. Special Transfer Provisions............................................    38
Section 2.18. Computation of Interest................................................    40


                                  ARTICLE THREE
                                   REDEMPTION

Section 3.01. Election to Redeem; Notices to Trustee.................................    41
Section 3.02. Selection by Trustee of Notes To Be Redeemed...........................    41
Section 3.03. Notice of Redemption...................................................    42
Section 3.04. Effect of Notice of Redemption.........................................    42
Section 3.05. Deposit of Redemption Price............................................    43
Section 3.06. Notes Redeemed in Part.................................................    43


                                                                                        Page
                                                                                        ----
                                  ARTICLE FOUR
                                    COVENANTS
Section 4.01. Payment of Notes.......................................................    44
Section 4.02. SEC Reports.   ........................................................    44
Section 4.03. Waiver of Stay, Extension or Usury Laws................................    46
Section 4.04. Compliance Certificate.................................................    46
Section 4.05. Taxes..................................................................    47

Section 4.06. Limitation on Additional Indebtedness..................................    47
Section 4.07. Limitation on Preferred Stock of Restricted Subsidiaries...............    48
Section 4.08. Limitation on Capital Stock of Restricted Subsidiaries.................    48
Section 4.09. Limitation on Restricted Payments......................................    49
Section 4.10. Limitation on Certain Asset Sales......................................    50
Section 4.11. Limitation on Transactions with Affiliates.............................    53
Section 4.12. Limitations on Liens...................................................    54
Section 4.13. Limitations on Investments.............................................    55
Section 4.14. Limitation on Creation of Subsidiaries.................................    55
Section 4.15. Limitation on Sale and Lease-Back Transactions.........................    55
Section 4.16. Limitation on Dividend and Other Payment Restrictions Affecting
                Subsidiaries.........................................................    55
Section 4.17. Payments for Consent...................................................    56
Section 4.18. Legal Existence........................................................    57
Section 4.19. Change of Control......................................................    57
Section 4.20. Maintenance of Properties; Insurance; Books and Records;
                Compliance with Law..................................................    60
Section 4.21. Further Assurance to the Trustee.......................................    61
Section 4.22. Limitation on Other Senior Subordinated Debt...........................    61
Section 4.23. Limitation on Lines of Business........................................    61


                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

Section 5.01. Limitation on Consolidation, Merger and Sale of Assets.................    62
Section 5.02. Successor Person Substituted...........................................    63

                                                                                        Page
                                                                                        ----
                                   ARTICLE SIX
                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default......................................................    63
Section 6.02. Acceleration.  ........................................................    65
Section 6.03. Other Remedies.........................................................    66
Section 6.04. Waiver of Past Defaults and Events of Default..........................    66
Section 6.05. Control by Majority....................................................    66
Section 6.06. Limitation on Suits....................................................    67
Section 6.07. No Personal Liability of Directors, Officers, Employees and
                Stockholders.........................................................    67
Section 6.08. Rights of Holders To Receive Payment...................................    68
Section 6.09. Collection Suit by Trustee.............................................    68
Section 6.10. Trustee May File Proofs of Claim.......................................    68
Section 6.11. Priorities.............................................................    69

Section 6.12. Undertaking for Costs..................................................    69
Section 6.13. Restoration of Rights and Remedies.....................................    70

                                  ARTICLE SEVEN
                                  SUBORDINATION

Section 7.01. Notes Subordinated to Senior Indebtedness..............................    70
Section 7.02. No Payment on Notes in Certain Circumstances...........................    70
Section 7.03. Payment Over of Proceeds Upon Dissolution, Etc.........................    73
Section 7.04. Payments May Be Paid Prior to Dissolution..............................    74
Section 7.05. Subrogation............................................................    75
Section 7.06. Obligations of the Company Unconditional...............................    75
Section 7.07. Notice to Trustee......................................................    76
Section 7.08. Reliance on Judicial Order or Certificate of Liquidating Agent.........    77
Section 7.09. Trustee's Relation to Senior Indebtedness..............................    77
Section 7.10. Subordination Rights Not Impaired by Acts or Omissions of the
                Company or Holders of Senior Indebtedness............................    78
Section 7.11. Noteholders Authorize Trustee To Effectuate Subordination of
                Notes................................................................    78

                                                                                        Page
                                                                                        ----

Section 7.12. This Article Seven Not To Prevent Events of Default....................    79
Section 7.13. Trustee's Compensation Not Prejudiced..................................    79

                                  ARTICLE EIGHT
                                     TRUSTEE

Section 8.01. Duties of Trustee......................................................    79
Section 8.02. Rights of Trustee......................................................    81
Section 8.03. Individual Rights of Trustee...........................................    82
Section 8.04. Trustee's Disclaimer...................................................    82
Section 8.05. Notice of Defaults.....................................................    82
Section 8.06. Reports by Trustee to Holders..........................................    82
Section 8.07. Compensation and Indemnity.............................................    83
Section 8.08. Replacement of Trustee.................................................    84
Section 8.09. Successor Trustee by Consolidation, Merger, etc........................    85
Section 8.10. Eligibility; Disqualification..........................................    85
Section 8.11. Preferential Collection of Claims Against Company......................    86
Section 8.12. Paying Agents. ........................................................    86


                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Without Consent of Holders.............................................    86
Section 9.02. With Consent of Holders................................................    87
Section 9.03. Compliance with Trust Indenture Act....................................    89
Section 9.04. Revocation and Effect of Consents......................................    89
Section 9.05. Notation on or Exchange of Notes.......................................    90
Section 9.06. Trustee To Sign Amendments, etc........................................    90


                                   ARTICLE TEN
                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 10.01. Discharge of Indenture................................................    90
Section 10.02. Legal Defeasance......................................................    91
Section 10.03. Covenant Defeasance...................................................    92
Section 10.04. Conditions to Defeasance or Covenant Defeasance.......................    92
Section 10.05. Deposited Money and U.S. Government Obligations To Be Held in
                 Trust; Other Miscellaneous Provisions...............................    94
Section 10.06. Reinstatement.........................................................    95
Section 10.07. Moneys Held by Paying Agent...........................................    95
Section 10.08. Moneys Held by Trustee................................................    96

                                 ARTICLE ELEVEN
                               GUARANTEE OF NOTES

                                                                                        Page
                                                                                        ----
Section 11.01. Unconditional Guarantee...............................................    96
Section 11.02. Subordination of Guarantee............................................    98
Section 11.03. Severability. ........................................................    98
Section 11.04. Release of a Guarantor................................................    98
Section 11.05. Limitation of Guarantor's Liability...................................    98
Section 11.06. Guarantors May Consolidate, Etc., on Certain Terms....................    99
Section 11.07. Contribution. .......................................................    100
Section 11.08. Waiver of Subrogation.................................................   100
Section 11.09. Execution of Guarantee................................................   101
Section 11.10. No Payment on Guarantees in Certain Circumstances.....................   101
Section 11.11. Payment Over of Proceeds Upon Dissolution, Etc........................   104
Section 11.12. Payments May Be Paid Prior to Dissolution.............................   106
Section 11.13. Subrogation.  .......................................................    106
Section 11.14. Obligations of Each Guarantor Unconditional...........................   107
Section 11.15. Notice to Trustee.....................................................   107
Section 11.16. Reliance on Judicial Order or Certificate of Liquidating Agent........   108
Section 11.17. Trustee's Relation to Senior Indebtedness.............................   108
Section 11.18. Subordination Rights Not Impaired by Acts or Omissions of a
                 Guarantor or Holders of Senior Indebtedness.........................   109
Section 11.19. Noteholders Authorize Trustee To Effectuate Subordination of
                 Guarantees..........................................................   110
Section 11.20. This Article Eleven Not To Prevent Events of Default..................   110
Section 11.21. Trustee's Compensation Not Prejudiced.................................   110


                                 ARTICLE TWELVE
                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls..........................................   111
Section 12.02. Notices...............................................................   111
Section 12.03. Communications by Holders with Other Holders..........................   112

                                                                                        Page
                                                                                        ----
Section 12.04. Certificate and Opinion as to Conditions Precedent....................   112
Section 12.05. Statements Required in Certificate and Opinion........................   113
Section 12.06. Rules by Trustee and Agents...........................................   113
Section 12.07. Business Days; Legal Holidays.........................................   113
Section 12.08. Governing Law.........................................................   114
Section 12.09. No Adverse Interpretation of Other Agreements.........................   114
Section 12.10. No Recourse Against Others............................................   114
Section 12.11. Successors.   .......................................................    115
Section 12.12. Multiple Counterparts.................................................   115
Section 12.13. Table of Contents, Headings, etc......................................   115
Section 12.14. Separability. .......................................................    115

SIGNATURES...........................................................................   S-1

                                    EXHIBITS

Exhibit A.            Form of Note...................................................   A-1
Exhibit B.            Form of Legend and Assignment for Rule 144A....................   B-1
Exhibit C.            Form of Legend and Assignment for Regulation S Note............   C-1

Exhibit D.            Form of Legend for Global Note.................................   D-1
Exhibit E.            Form of Certificate to Be Delivered in Connection with
                        Transfers to Non-QIB Accredited Investors....................   E-1

Exhibit F.            Form of Certificate to Be Delivered in Connection with
                        Transfers Pursuant to Regulation S...........................   F-1
Exhibit G.            Form of Guarantee..............................................   G-1

        INDENTURE, dated as of June 10, 1997, among W.R. CARPENTER NORTH AMERICA, INC., a Delaware corporation (the "Company"), the Guarantors (as hereinafter defined) and U.S. TRUST COMPANY OF CALIFORNIA, N.A., as trustee (the "Trustee").

        Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

        "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

        "Additional Interest" means additional interest on the Notes which the Company and the Guarantors, jointly and severally, agree to pay to the Holders pursuant to Section 4 of the Registration Rights Agreement.

        "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

        "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Agent" means any Registrar, Paying Agent, or agent for service of notices and demands.

        "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary thereof, (c) real property or (d) all or substantially all of the assets of any property, or part thereof, owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided that Asset Sales shall not include sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary.

        "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary from such Asset

Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

        "Attributable Indebtedness" under this Indenture in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of (i) the fair market value of the property subject to such arrangement (as determined in good faith by the board of directors of the Company) and (ii) the present value (discounted at a rate of 10%, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

        "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sales that have not been applied in accordance with clauses (iii)(a) or (iii)(b), and which has not yet been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c) of the first paragraph of Section 4.10.

        "Board of Directors" with respect to any Person means, (i) at any time such Person is a limited liability company, the board of directors of its managing member or, if such managing member is a limited liability company, the board of directors of such managing member's managing member, and (ii) otherwise the board of directors of such Person or any committee authorized to act therefor.

        "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Company or a Guarantor, as appropriate, and to be in full force and effect, and delivered to the Trustee.

        "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

        "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

        "Cash Equivalents" means (i) direct obligations of the United States of America or any agency thereof, or obligations guaranteed or insured by the United States of America, provided that in each case such obligations mature within one year from the date of acquisition thereof, (ii) certificates of deposit maturing within one year from the date of creation thereof issued by any U.S. national or state banking institution having capital, surplus and undivided profits aggregating at least $250,000,000 and at the time of investment rated at least A-1 by S&P and P-1 by Moody's, (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and at the time of investment rated at least A-1 by S&P or at least P-1 by Moody's and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by an agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency and (v) tax-exempt auction rate securities and municipal preferred stock, in each case, subject to reset no more than 35 days after the date of acquisition and having a rating of at least AA by S&P or Aa by Moody's at the time of investment.

        A "Change of Control" of the Company will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
Act) of 50% or more of the total voting or economic power of the Company's Common Stock, (ii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 35% of the total voting power of the Company's Common Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company,
(iii) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the board of directors of the Company.

        "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

        "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

        "Company Corporate Services Agreement" means the corporate services agreement dated May 12, 1997 between the Company and Griffin, as in effect on the Issue Date.

        "Company Request" means any written request signed in the name of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company and attested to by the Secretary or any Assistant Secretary of the Company.

        "Consolidated Fixed Charges" means, with respect to any Person and with respect to any determination date, the sum of a Person's (i) Consolidated Interest Expense, plus (ii) the product of (x) the aggregate amount of all dividends paid on Disqualified Capital Stock of the Company or on each series of preferred stock of each Subsidiary of such Person (other than dividends paid or payable in additional shares of preferred stock or to the Company or any of its Wholly-Owned Subsidiaries) times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective combined federal, state and local tax rate of such Person (expressed as a decimal), in each case, for the prior four full fiscal quarter periods for which financial results are available.

        "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis (including, but not limited to, Redeemable Dividends, whether paid or accrued, on Subsidiary Preferred Stock), imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Stock (other than dividends paid or payable in shares of Capital Stock of the Company). If any Indebtedness outstanding or to be incurred (x) bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire four quarter period (taking into account on a pro forma basis any Interest Rate Agreement that has a remaining term as to the date of determination in excess of 12 months), (y) bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate and (z) was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

        "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the "other Person") in which the Person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with
GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Subsidiary, (b) the Net Income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or this Indenture) shall be excluded to the extent of such restriction or limitation, (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded,
(d) extraordinary gains and losses shall be excluded.

        "Corporate Services Fees" means fees paid pursuant to the Subsidiary Corporate Services Agreements and the Company Corporate Services Agreement for actual services rendered in an amount not to exceed the amount that would be payable to unaffiliated third parties for such services.

        "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at c/o United States Trust Company of New York, 114 West 47th Street, New York, NY 10036, attention: Corporate Trust Department.

        "Credit Facility" means any credit facility entered into by the Company or a Restricted Subsidiary of the Company to provide financing for general corporate purposes, including acquisitions, capital expenditures and working capital financing for the Company or such Restricted Subsidiary. All such Credit Facilities are collectively referred to as the "Credit Facilities."

        "Currency Agreement" means, for any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values.

        "Default" means any event that is, or with the passing of time or giving of notice or both would be, an Event of Default.

        "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

        "Designated Senior Indebtedness," as to the Company or any Guarantor, as the case may be, means any Senior Indebtedness (a) under the Credit Facilities and (b) which at the time of determination exceeds $10 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility.

        "Disqualified Capital Stock" means any Capital Stock of the Company or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of the Company and (ii) any Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or Restricted Subsidiary, which provisions have substantially the same effect as the provisions of this Indenture described under "Change of Control," shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

        "EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period (but only including Redeemable Dividends in the calcula-tion of such Consolidated Interest Expense to the extent that such Redeemable Dividends have not been excluded in the calculation of Consolidated Net Income), plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, minus
(b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only; and provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, (A) cash income from a particular Investment of such Person shall be included only (x) if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or (y) if the cash income derived from such Investment is attributable to Temporary Cash Investments and (B) EBITDA shall be reduced by any amounts paid by the Company pursuant to the Corporate Services Agreements but only to the extent not already reducing Consolidated Net Income.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Notes" has the meaning provided in the Registration Rights Agreement or, with respect to Notes issued under this Indenture subsequent to the Issue Date pursuant to Section 2.01, a registration rights agreement substantially identical to the Registration Rights Agreement.

        "Fixed Charge Coverage Ratio" of any Person means, with respect to any determination date, the ratio of (i) EBITDA for such Person's prior four full fiscal quarters for which financial results have been reported prior to the determination date to (ii) Consolidated Fixed Charges of such Person for such period.

        "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

        "Griffin" means Griffin Group International Management Limited, and its successors and assigns.

        "Guarantee" means, as the context may require, individually, a guarantee, or collectively, any and all guarantees, of the Obligations of the Company with respect to the Notes by each Guarantor pursuant to the terms of Article 10 hereof, substantially in the form set forth in Exhibit G.

        "Guarantor" means each of (i) UpRight, (ii) Horizon, (iii) UpRight Foreign Sales Corporation, a United States Virgin Islands corporation and (iv) each Restricted Subsidiary which guarantees payment of the Notes pursuant to
Section 4.14, and "Guarantors" means such entities, collectively.

        "Guarantor Senior Indebtedness," as to any Guarantor, means the principal of and premium, if any, and interest on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) such Guarantor's direct incurrence of any Indebtedness or its guarantee of all Indebtedness of the Company or any Restricted Subsidiary owed to lenders under the Credit Facilities, (b) all obligations of such Guarantor with respect to any Interest Rate Agreement or any guarantee thereof, (c) all obligations of such Guarantor to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments and all obligations of such Guarantor with respect to guarantees of such reimbursement obligations, (d) all other Indebtedness of such Guarantor which does not provide that it is to rank pari passu with or subordinate to the Guarantees and (e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Guarantor Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include (i) Indebtedness of such Guarantor to any of its Subsidiaries, (ii) Indebtedness represented by the Guarantees, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Guarantor Senior Indebtedness, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or (v) Indebtedness incurred in violation of this Indenture.

        "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

        "Horizon" means Horizon High Reach, Inc., a Delaware corporation.

        "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred," "incurable," and "incurring" shall have meanings correlative to the foregoing); provided, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

        "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (provided, however, that if such obligation or obligations shall not have been assumed, the amount of such indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets), (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (provided that in the case of any such letters of credit, the items for which such letters of credit provide credit support are those of other Persons which would be included within this definition for such other Persons), (v) in the case of the Company, Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof, and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

        "Indenture" means this Indenture as amended, restated or supplemented from time to time.

        "Initial Purchasers" means CIBC Wood Gundy Securities Corp. and BancAmerica Securities, Inc.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501 (a)(1), (2), (3) or
(7) promulgated under the Securities Act.

        "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

        "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

        "Investments" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business or acquired as part of the assets acquired by the Company in connection with an acquisition of assets which is otherwise permitted by the terms of this Indenture), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in, any Person or transfers of property or assets to any Affiliate other than sales of assets or payment for services rendered in the ordinary course of business consistent with past practice. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

        "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee under this Indenture.

        "Lien" means with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Maturity Date" means June 15, 2007.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

        "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the board of directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

        "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

        "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

        "Notes" means the securities issued by the Company, including, without limitation, the Subsequent Series Notes, the Private Exchange Notes, if any, and the Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

        "Obligations" means, with respect to any Indebtedness, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other expenses payable under the documentation governing such Indebtedness.

        "Offering" means the offering of the Notes as described in the Offering Memorandum.

        "Offering Memorandum" means the Offering Memorandum dated June 4, 1997 pursuant to which the Notes issued on the Issue Date were offered.

        "Officer", with respect to any Person (other than the Trustee), means the Chairman of the Board of Directors, Chief Executive Officer, the President, any Vice President and the Chief Financial Officer, the Treasurer or the Secretary of such Person, or any other officer of such Person designated by the Board of Directors of such Person and set forth in an Officers' Certificate delivered to the Trustee.

        "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

        "Opinion of Counsel" means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel, which counsel is reasonably acceptable to the Trustee, stating the matters required by Section
12.05 and delivered to the Trustee.

        "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.

        "Permitted Holders" means (i) any Affiliate of the Company, and (ii) Robert F. Stowe, his children or other lineal descendants (whether adoptive or biological), the probate estate of any such individual, and any trust, so long as one or more of the foregoing individuals is the beneficiary thereunder, and any other corporation, partnership or other entity all of the shareholders, partners, members or owners of which are any of the foregoing.

        "Permitted Indebtedness" means:

        (i) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with a Credit Facility in an amount not to exceed in the aggregate with Indebtedness under any other Credit Facility of the Company or any Restricted Subsidiary the greater of (a) $25 million less any mandatory prepayments actually made thereunder (to the extent, in the case of payments of revolving credit indebtedness, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder or (b) the sum of (x) 85% of consolidated accounts receivable of the Company and its Subsidiaries and (y) 50% of consolidated inventory of the Company and its Subsidiaries;

        (ii) Indebtedness under the Notes and the Guarantees offered pursuant to this Offering Memorandum;

       (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the date of this Indenture;

        (iv) Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

         (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed $5 million;

        (vi) Interest Rate Agreements;

       (vii) additional Indebtedness of the Company not to exceed $20 million in principal amount outstanding at any time; and

      (viii) Refinancing Indebtedness.

             "Permitted Investments" means, for any Person, Investments made on or after the date of this Indenture consisting of:

         (i) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;

        (ii) Temporary Cash Investments;

       (iii) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof; and

        (iv) reasonable and customary loans made to employees not to exceed $1 million in the aggregate at any one time outstanding; and

         (v) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 4.10; and

        (vi) any Investment existing on the Issue Date.

        "Permitted Junior Securities" means debt or equity securities of the Company or any Guarantor or any successor corporation provided for by a plan of reorganization or readjustment that are subordinated to the Notes and the Guarantees at least to the same extent that the Notes and the Guarantees are subordinated to the payment of all Senior Indebtedness then outstanding.

        "Permitted Liens" means (i) Liens on Property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Restricted Subsidiaries, provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries, (ii) Liens securing Refinancing Indebtedness, provided that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of the Company or any of its Restricted Subsidiaries, (iv) Liens securing industrial revenue bonds, (v) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture, provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (vi) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (vii) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $1,000,000 in the aggregate at any one time outstanding, (viii) any extensions, substitutions, replacements or renewals of the foregoing, (ix) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings, (x) easements or minor defects or irregularities in title and other similar charges or encumbrances on Property not interfering in any material respect with the use of such property by the Company or any Restricted Subsidiary (xi) customary deposit arrangements entered into in connection with acquisitions (xii) Liens securing Capital Lease Obligations permitted to be incurred under clause (v) of the definition of "Permitted Indebtedness," provided that such Lien does not extend to any property other than that subject to the underlying lease and (xiii) Liens securing Indebtedness of the Company or any Restricted Subsidiary under a Credit Facility.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

        "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.

        "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

        "Private Exchange" has the meaning set forth in the Registration Rights Agreement or, with respect to Notes issued under the Indenture subsequent to the Issue Date pursuant to Section 2.01, a registration rights agreement substantially identical to the Registration Rights Agreement.

        "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement or, with respect to Notes issued under the Indenture subsequent to the Issue Date pursuant to Section 2.01, a registration rights agreement substantially identical to the Registration Rights Agreement.

        "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes in the form set forth in Exhibit B.

        "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

        "Public Equity Offering" means a public offering by the Company of shares of its common stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such common stock.

        "Purchase Agreement" means the Securities Purchase Agreement dated June 4, 1997 by and among the Company, the Guarantors and the Initial Purchasers.

        "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

        "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

        "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

        "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

        "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or its Restricted Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes or the Guarantees, as the case may be, to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of

(a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Subsidiary of the Company; provided, however, that subclauses (ii) and (iii) of this definition will not apply to any refunding or refinancing of any Indebtedness under a Credit Facility.

        "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Guarantors and the Initial Purchasers, as amended from time to time.

        "Regulation S" means Regulation S promulgated under the Securities Act.

        "Responsible Officer" when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Restricted Note" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

        "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital

Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly-Owned Subsidiary of the Company, excluding Disqualified Capital Stock), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Investment by the Company therein,
(vi) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary and (vii) the payment of Corporate Services Fees. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value (as determined in good faith by the board of directors of the Company, as evidenced by a board resolution).

        "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section
4.06 of this Indenture.

        "Rule 144" means Rule 144 promulgated under the Securities Act.

        "Rule 144A" means Rule 144A promulgated under the Securities Act.

        "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

        "S&P" means Standard & Poor's Ratings Services and its successors.

        "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Indebtedness" means the principal of and premium, if any, and interest on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all Indebtedness of the Company or any Restricted Subsidiary owed to lenders under the Credit Facilities, (b) all obligations of the Company or any Restricted Subsidiary with respect to any Interest Rate Agreement, (c) all obligations of the Company or any Restricted Subsidiary to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of the Company or any Restricted Subsidiary which does not provide that it is to rank pari passu with or subordinate to the Notes and the Guarantees and (e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) Indebtedness of the Company to any of its Subsidiaries,
(ii) Indebtedness represented by the Notes and the Guarantees, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, (v) Indebtedness incurred in violation of this Indenture.

        "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other busi-ness entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes.

        "Subsidiary Corporate Services Agreements" means (i) the corporate services agreement effective as of July 1, 1996 between UpRight and Griffin and
(ii) the corporate services agreement effective as of July 1, 1996 between Horizon and Griffin, each as in effect on the Issue Date and each of which will expire on June 29, 1997.

        "Temporary Cash Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by Standard & Poor's Corporation and A-2 by Moody's Investors Service, Inc., maturing within 365 days of purchase; or (iii) Investments not exceeding 365 days in duration in money market funds (including funds of the Trustee and/or its affiliates) that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and (ii).

        "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code SectionSection 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in
Section 9.03 hereof).

        "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

        "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Com-pany which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth under Section 4.09 hereof. The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.

        "UpRight" means UpRight, Inc., a California corporation.

        "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

        "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other governing body of such Person.

        "Wholly-Owned Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

Section 1.02.  Other Definitions.

        The definitions of the following terms may be found in the sections indicated as follows:

                 Term                                  Defined in Section
"Affiliate Transaction"...............................        4.11
"Agent Members".......................................        2.16(a)
"Bankruptcy Law"......................................        6.01
"Blockage Period".....................................        7.02
"Business Day"........................................       12.07
"CEDEL"...............................................        2.16(a)
"Change of Control Offer".............................        4.19
"Change of Control Purchase Price"....................        4.19
"Change of Control Payment Date"......................        4.19
"Covenant Defeasance".................................       10.03
"Custodian"...........................................        6.01
"Default Notice"......................................        7.02
"Euroclear"...........................................        2.16(a)
"Event of Default"....................................        6.01
"Excess Proceeds Offer"...............................        4.10
"Global Notes"........................................        2.01
"Guarantor Blockage Period"...........................       11.10
"Guarantor Default Notice"............................       11.10
"Initial Blockage Period"                                     7.02
"Legal Defeasance"....................................       10.02
"Legal Holiday".......................................       12.07
"Offer Period"........................................        4.10
"Other Notes".........................................        2.02
"Paying Agent"........................................        2.04
"Payment Blockage Period"                                     7.02
"Purchase Date".......................................        4.10
"Registrar"...........................................        2.04
"Regulation S Global Notes"...........................        2.16(a)
"Regulation S Notes"..................................        2.02
"Reinvestment Date"...................................        4.10
"Restricted Global Note"..............................        2.16(a)
"Rule 144A Notes".....................................        2.02
"Subsequent Series Notes".............................        2.01

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

        "Commission" means the SEC.

        "indenture securities" means the Notes.

        "indenture securityholder" means a Holder or Noteholder.

        "indenture to be qualified" means this Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor on the indenture securities" means the Company, the Guarantors or any other obligor on the Notes.

        All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.04.  Rules of Construction.

        Unless the context otherwise requires:

        (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

        (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

        (3) "or" is not exclusive;

        (4) words in the singular include the plural, and in the plural include the singular;

        (5) words used herein implying any gender shall apply to both genders;
    and

        (6) whenever in this Indenture there is mentioned, in any context, Principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

                                   ARTICLE TWO

                                    THE NOTES

Section 2.01.  Amount of Notes.

        The Trustee shall authenticate (i) Notes for original issue on the Issue Date in the aggregate principal amount of $105,000,000 and (ii) Notes for original issue subsequent to the Issue Date in an aggregate principal amount not to exceed $45,000,000 in one or more series ("Subsequent Series Notes"), in each case upon a written order of the Company in the form of an Officers' Certificate of the Company; provided, however, that no Subsequent Series Notes may be authenticated and delivered in an aggregate principal amount of less than $20,000,000; and provided, further, that the Company must, in issuing any Subsequent Series Notes, comply with Section 4.06. Each such written order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the title of the Notes of the series (which shall distinguish the Notes of the series from Notes of any other series). All Notes issued on the Issue Date and Subsequent Series Notes shall be identical in all respects other than issue dates and the date from which interest accrues and except as provided in this Section 2.01 and except that any Subsequent Series Notes may contain any notations, legends or endorsements permitted under Section 2.02, and that Subsequent Series Notes may be issued in the form of Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $150,000,000, except as provided in Section 2.08.

        Upon receipt of a Company Request and an Officers' Certificate certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement or, with respect to Notes issued under the Indenture subsequent to the Issue Date, a registration rights agreement substantially identical to the Registration Rights Agreement, is effective and that the conditions precedent to a private ex-change thereunder have been met, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed $150.0 million for issuance in exchange for the Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act or pursuant to a Private Exchange. Exchange Notes or Private Exchange Notes may have such distinctive series designations and such changes in the form thereof as are specified in the Company Request referred to in the preceding sentence.

        In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to the first paragraph of this Section 2.01, the Company shall use its best efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

Section 2.02.   Form and Dating.

        The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S ("Other Notes") may be represented by the Restricted Global Note or, if such an investor may not hold an interest in the Restricted Global Note, a Physical Note bearing the Private

Placement Legend. Each Note shall be dated the date of its authentication.

        The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

        The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Section 2.03.  Execution and Authentication.

        Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

        If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

        No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

        The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Com-pany and Affiliates of the Company. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

        The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 2.04.  Registrar and Paying Agent.

        The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate thereof may act as Paying Agent.

        The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 8.07.

        The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture.

Section 2.05.  Paying Agent To Hold Money in Trust.

        Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes or the Guarantors), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01 (1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06.   Noteholder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

Section 2.07.  Transfer and Exchange.

        Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.10, 4.19 or 8.05 (in which events the Company shall be responsible for the pay-ment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

        Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

        Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

        Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company's compliance with or have any responsibility with respect to the Company's compliance with any Federal or state securities laws.

Section 2.08.  Replacement Notes.

        If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the guarantee thereon) if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Company, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Company.

Section 2.09.  Outstanding Notes.

        The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 10.01 and 10.02, on or after the date on which the conditions set forth in Section
10.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

        If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

        If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10.  Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

Section 2.11.   Temporary Notes.

        Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.12.   Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) destroy cancelled Notes and deliver a certificate of destruction thereof to the Company. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

Section 2.13.   Defaulted Interest.

        If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the

Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.14.   CUSIP Number.

        The Company in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP number.

Section 2.15.   Deposit of Moneys.

        Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

Section 2.16.   Book-Entry Provisions for Global Notes.

        (a) Rule 144A Notes and Other Notes which may be held in global form, other than Regulation S Notes, initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL")), (ii) be deliv-ered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit D.

        Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

        (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

        (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authen-ticate and make available for delivery, one or more Physical Notes of like tenor and amount.

        (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

        (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Company determines otherwise in compliance with applicable law.

        (f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an opinion of counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

        (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expi-ration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.

        (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

        (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.17.  Special Transfer Provisions.

        (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                (i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after June 10, 1999 or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officer's Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of a transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and

               (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon re-ceipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

               (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

                (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

               (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the

        Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global
        Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

               (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(y) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Company to such effect.

               (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

               The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to
Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

Section 2.18.  Computation of Interest.

               Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE THREE

                                   REDEMPTION

Section 3.01.  Election to Redeem; Notices to Trustee.

        If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 65 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03.

Section 3.02.  Selection by Trustee of Notes To Be Redeemed.

        In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, either on a pro rata basis or by lot, or such other method as it shall deem fair and equitable; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee on a pro rata basis to the extent practical, unless such a method is prohibited. The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.  Notice of Redemption.

        At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04 hereof.

        The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

        (1) the Redemption Date;

        (2) the redemption price and the amount of premium and accrued interest to be paid;

        (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

        (4) the name and address of the Paying Agent;

        (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

        (6) that unless the Company default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

        (7) the provision of paragraph 5 of the Notes pursuant to which the Notes called for redemption are being redeemed; and

        (8) the aggregate principal amount of Notes that are being redeemed.

        At the Company's written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

Section 3.04.  Effect of Notice of Redemption.

        Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and pay-able on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.05.  Deposit of Redemption Price.

         On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

         On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06.  Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

Section 4.01.  Payment of Notes.

         The Company shall pay the principal of and interest (including all Additional Interest as provided in the Registration Rights Agreement or, in the case of Notes issued subsequent to the Issue Date, a registration rights agreement substantially identical to the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

         The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02.  SEC Reports.

         (a) The Company will file with the SEC all information, documents and reports to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is subject to such filing requirements, so long as the SEC will accept such filings; provided, however, that the Company shall not be required to make any such filings prior to the date on which the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 1997 would have been required to be filed if, at the time such filings would have been required to be made with the SEC, either (i) the Company shall have provided to each Holder of the Notes the information that would have been required to be filed or (ii) the Exchange Registration Statement (as such term is defined in the Registration Rights Agreement) has been filed with the SEC but has not yet been declared effective and copies of the Exchange Offer Registration Statement and any amendments thereto (to the extent such Registration Statement and/or amendments contain additional information not disclosed in the Offering Memorandum that would have been the subject of a filing required to be made under Section 13 or 15(d) of the Exchange Act) have been provided to each Holder of the Notes, provided that any exhibits to the Exchange Registration Statement (or any amendments thereto) need not be delivered to any Holder of the Notes, but sufficient copies thereof shall be furnished to the Trustee as reasonably requested to permit the Trustee to deliver any such exhibits to any Holder of the Notes upon request. The Company (at its own expense) shall file with the Trustee within 100 days after the end of each fiscal year of the Company, or within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, as the case may be, copies of the annual reports or unaudited quarterly consolidated financial statements, as the case may be, and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may be rules and regulations prescribe) which the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

         (b) At the Company's expense, regardless of whether the Company is required to furnish such reports and other information referred to in paragraph
(a) above to its stockholders pursuant to the Exchange Act, the Company shall cause such reports and other information to be mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar within 100 days after the end of each fiscal year of the Company, or within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, as the case may be. Such reports shall be delivered to the Registrar and the Registrar will mail them, at the Company's expense, to the Holders at their addresses appearing in the register of Notes maintained by the Registrar.

         (c) The Company shall, upon request, provide to any Holder of Notes or any prospective transferee of any such Holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is three years (or such other date as the Notes shall be freely transferable pursuant to Rule 144) from the later of (i) the date such Note (or any predecessor Note) was acquired from the Company or (ii) the date such Note (or any predecessor Note) was last acquired from an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act.

Section 4.03.  Waiver of Stay, Extension or Usury Laws.

         The Company and the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company and the Guarantors hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.  Compliance Certificate.

         (a) The Company and the Guarantors shall deliver to the Trustee, within 100 days after the end of each fiscal year and on or before 50 days after the end of the first, second and third quarters of each fiscal year, an Officers' Certificate (one of the signers on behalf of each of the Company and the Guarantors of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company and such Guarantors) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company and the Guarantors is taking or propose to take with respect thereto.

         (b) So long as the Trustee has not received an Officer's Certificate stating that it would be contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.02 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company or any Guarantor has violated any provisions of this Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly for any failure to obtain knowledge of any such violation.

         (c) The Company and the Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company and the Guarantors are taking or propose to take with respect thereto.

         (d) The Company's fiscal year currently ends on the Sunday closest to June 30 of each year. The Company will provide written notice to the Trustee of any change in its fiscal year.

Section 4.05.  Taxes.

         The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.06.  Limitation on Additional Indebtedness.

         The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness) unless (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four fiscal quar-ters of the Company for which financial statements are available at the date of determination) is greater than 2.0 to 1 if the Indebtedness is incurred prior to June 15, 1999 and 2.25 to 1 if the Indebtedness is incurred thereafter; provided, however, that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets or Indebtedness of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect to (on a pro forma basis, as if the transaction had occurred at the beginning of the four-quarter period) both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company or such Restricted Subsidiary and the inclusion in the Company's EBITDA of the EBITDA of the acquired Person, business, property or assets or redesignated Subsidiary, and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

         Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness; provided that the Company will not incur any Permitted Indebtedness that ranks pari passu or junior in right of payment to the Notes and that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes unless it meets the Fixed Charge Coverage Ratio test specified in the previous paragraph.

Section 4.07.  Limitation on Preferred Stock of Restricted Subsidiaries.

         The Company will not permit any Restricted Subsidiary to issue any Preferred Stock (except Preferred Stock to the Company or a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under the covenant described under Section 4.06 in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

Section 4.08.  Limitation on Capital Stock of Restricted Subsidiaries.

         The Company will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Re-stricted Subsidiary or (ii) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a Wholly-Owned Subsidiary of the Company. The foregoing restrictions shall not apply to an Asset Sale made in compliance with Section 4.10 hereof or the issuance of Preferred Stock in compliance with Section 4.07 hereof.

Section 4.09.  Limitation on Restricted Payments.

         The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

               (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

               (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under Section
        4.06 hereof; and

               (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 50% of the cumulative consolidated Net Income of the Company subsequent to the Issue Date (or minus 100% of any cumulative deficit in Consolidated Net Income during such period), (2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be and (3) $2,000,000. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value (as determined in good faith by the Company's board of directors, and evidenced by a board resolution).

         The provisions of this Section 4.09 shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture, (ii) the retirement of any shares of Capital Stock of the Company or subordinated Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), (iii) the redemption or retirement of Indebtedness of the Company subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Company that is contractually subordinated in right of payment to the Notes to at least the same extent as the subordinated Indebtedness being redeemed or retired, (iv) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock or (v) the payment of Corporate Services Fees not to exceed $880,000 in fiscal 1997 and 8.5% of the Company's EBITDA on a consolidated basis for any fiscal year thereafter.

         Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.09 were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

Section 4.10.  Limitation on Certain Asset Sales.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's board of directors, and evidenced by a board resolution); (ii) not less than 85% of the consideration received by the Company or its Subsidiaries, as the case may be, is in the form of cash or Temporary Cash

Investments; and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied (a) first, to the extent the Company elects, or is required, to prepay, repay or purchase debt of the Company or any Restricted Subsidiary under a Credit Facility within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale, provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another person) used or useful in businesses similar or ancillary to the business of the Company or Restricted Subsidiary as conducted at the time of such Asset Sale, provided that such investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 181st day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 270 days following the receipt of such Asset Sale Proceeds; and (c) third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $5 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes.

         If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders stating, among other things: (1) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date (the "Purchase Date"), which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each Holder must follow in order to have such Notes repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes. The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement (the "Offer Period"). The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

        (1) that the Excess Proceeds Offer is being made pursuant to this
    Section 4.10 and the length of time the Excess Proceeds Offer will remain open;

        (2) the purchase price and the Purchase Date;

        (3) that any Note not tendered or accepted for payment will continue to accrue interest;

        (4) that any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Purchase Date and the deposit of the purchase price with the Trustee;

        (5) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date;

        (6) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

        (7) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Available Asset Sale Proceeds, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

        (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

    On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Notes to be purchased and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 4.10. The Paying Agent shall promptly (but in any case not later than 5 days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, the Guarantors shall endorse the guarantee thereon and the Trustee shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds Offer on the Purchase Date by sending a press release to the Dow Jones News Service or similar business news service in the United States. If an Excess Proceeds Offer is not fully subscribed, the Company may retain that portion of the Available Asset Sale Proceeds not required to repurchase Notes.

Section 4.11.  Limitation on Transactions with Affiliates.

    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of its Restricted Subsidiaries own a minority interest) or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless
(i) such Affiliate Transaction is between or among the Company and its Wholly-Owned Subsidiaries or between or among Wholly-Owned Subsidiaries of the Company; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are commercially reasonable and at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1 million which is not permitted under clause (i) above, the Company must obtain a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $3 million which are not permitted under clause (i) above, the Company must obtain a written opinion as to the fairness of such a transaction from an independent investment banking firm, provided, that, in the case of loans from the Company to an Affiliate or loans from an Affiliate to the Company, no such fairness opinion shall be required if the Company has obtained a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (ii) above.

        The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by Section 4.09 hereof, (ii) any transaction, approved by the Board of Directors of the Company, with an officer or director of the Company or of any Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business, or (iii) any transaction entered into in the ordinary course of business, consistent with past practice, with any of UpRight Ireland, Instant Deutschand or Instant Australia.

Section 4.12.  Limitations on Liens.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary which owns property or assets, now owned or hereafter acquired, unless (i) if such Lien secures Indebtedness which is pari passu with the Notes or the Guarantees, then the Notes or the Guarantees, as the case may be, are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or
(ii) if such Lien secures Indebtedness which is subordinated to the Notes or the Guarantees, any such Lien shall be subordinated to the Lien granted to the Holders of the Notes to the same extent as such subordinated Indebtedness is subordinated to the Notes or the Guarantees, as the case may be.

Section 4.13.  Limitations on Investments.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Investment other than (i) a Permitted Investment or
(ii) an Investment that is made as a Restricted Payment in compliance with
Section 4.09 hereof, after the Issue Date.

Section 4.14.  Limitation on Creation of Subsidiaries.

        The Company shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the date of the Indenture, (ii) a Restricted Subsidiary that is acquired or created after the date of the Indenture, or (iii) an Unrestricted Subsidiary; provided, however, that each Restricted Subsidiary acquired or created pursuant to clause (ii) shall have executed a guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation a supplement or amendment to the Indenture and opinions of counsel as to the enforceability of such guarantee), pursuant to which such Restricted Subsidiary shall become a Guarantor. As of the Issue Date, the Company will have no Subsidiaries, other than the Guarantors.

Section 4.15.  Limitation on Sale and Lease-Back Transactions.

        The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined in good faith by the Company's board of directors and evidenced by a board resolution and (ii) the Company could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with Section 4.06.

Section 4.16. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its

Capital stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) encumbrances or restrictions existing on the Issue Date, (ii) the Indenture, the Notes and the Guarantees, (iii) applicable law, (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries or of any Person that becomes a Restricted Subsidiary as in effect at the time of such acquisition or such Person becoming a Restricted Subsidiary (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition of such Person becoming a Restricted Subsidiary), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property of assets of the Person (including any Subsidiary of the Person), so acquired, provided that the EBITDA of such Person is not taken into account (to the extent of such restriction) in determining whether any financing or Restricted Payment in connection with such acquisition was permitted by the terms of the Indenture, (v) customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business and consistent with past practices, (vi) encumbrances or restrictions under a Credit Facility, provided that such encumbrances or restrictions are no more restrictive than those typically contained in senior credit facilities,
(vii) Refinancing Indebtedness provided that such encumbrances or restrictions are in the aggregate no more restrictive than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, or (viii) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages.

Section 4.17.  Payments for Consent.

        Neither the Company nor any of the Guarantors shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any

Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.18.  Legal Existence.

        Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.19.  Change of Control.

        (a) Within 30 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth below.

        If a Credit Facility is in effect, or any amounts are owing thereunder, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to Holders described in paragraph (b) below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all obligations under such Credit Facility or offer to repay in full all obligations under or in re-spect of such Credit Facility and repay the obligations under or in respect of such Credit Facility of each lender who has accepted such offer or (ii) obtain the requisite consent under the Credit Facility to permit the repurchase of the Notes pursuant to this Section 4.19. The Company must first comply with the covenant described in the preceding sentence before they shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (3) under Section 6.01 hereof if not cured within 30 days after the notice required by such clause.

        (b) Within 30 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

        (1) that the Change of Control Offer is being made pursuant to this
    Section 4.19 and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

        (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 Business Days from the date such notice is mailed (the "Change of Control Payment Date"));

        (3) that any Note not tendered will continue to accrue interest;

        (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

        (5) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to a depository, if appointed, or the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

        (6) that Holders will be entitled to withdraw their acceptance if the depository or Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

        (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

        (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

        (9) the name and address of the depository or Paying Agent.

        On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the depository or Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

        (c) (A) If either Company or any Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Notes or (ii) Preferred Stock, and the Company or such Subsidiary is required to repurchase or redeem, or make an offer to repurchase or redeem, such Indebtedness or Preferred Stock, in the event of a Change of Control or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Con-trol, the Company shall not consummate any such redemption, repurchase offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the Holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders of the Notes and (B) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under this Indenture.

        In the event that a Change of Control occurs and the Holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

Section 4.20. Maintenance of Properties; Insurance; Books and Records; Compliance with Law.

        (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

        (b) The Company shall maintain, and shall cause to be maintained for each of its Restricted Subsidiaries, insurance covering such risks as are usually and customarily insured against by corporations similarly situated, in such amounts as shall be customary for corporations similarly situated and with such deductibles and by such methods as shall be customary and reasonably consistent with past practice.

        (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

        (d) The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or financial condition of the Company and their Subsidiaries taken as a whole.

Section 4.21.  Further Assurance to the Trustee.

        The Company shall, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

Section 4.22.  Limitation on Other Senior Subordinated Indebtedness.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness that is both (i) subordinate in right of payment to any Senior Indebtedness of the Company or its Restricted Subsidiaries, as the case may be, and (ii) senior in right of payment to the Notes and the Guarantees, as the case may be. For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the Notes and the Guarantees, as the case may be, if it is not explicitly subordinate in right of payment to Senior Indebtedness at least to the same extent as the Notes and the Guarantees, as the case may be, are subordinate to Senior Indebtedness.

Section 4.23.  Limitation on Lines of Business.

        The company will not, and will not permit any of its Restricted Subsidiaries to, engage in or conduct any business other than (i) participation in the equipment rental industry, including the sale and rental of industrial equipment, (ii) participation in the aerial work platform industry or the materials handling industry, including the manufacture and distribution of industrial equipment the purpose of which is the movement of people and material, (iii) the manufacture and distribution of scaffolds and scaffolding and (iv) businesses complementary, ancillary or related to, any of the foregoing, or that can be vertically integrated with, any of the foregoing.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

Section 5.01.  Limitation on Consolidation, Merger and Sale of Assets.

        (a) The Company will not and will not permit any Guarantor to consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) the Company or the Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or the Guarantor) formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or to which the properties and assets of the Company or the Guarantor, as the case may be, are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or the Guarantor, as the case may be, under the Notes and the Indenture, and the obligations under the Indenture shall remain in full force and effect;
(ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 additional Indebtedness (other than Permitted Indebtedness) under Section 4.06 hereof, provided that a Person that is a Guarantor on the Issue Date may merge into the Company or another Person that is a Guarantor on the Issue Date without complying with this clause
(iii).

        (b) In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

Section 5.02.  Successor Person Substituted.

        Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company or any Guarantor in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Company or such Guarantor herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

        An "Event of Default" occurs if:

        (1) there is a default in the payment of any principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

        (2) there is a default in the payment of any interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days;

        (3) either the Company or any Guarantor defaults in the observance or performance of any other covenant in the Notes or this Indenture for 60 days after written notice from the Trustee or the Holders of not less than 25% in the aggregate principal amount of the Notes then outstanding;

        (4) there is a default in the payment when due of principal, interest or premium in an aggregate amount of $5,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof (other than Indebtedness owed to the Company or any Subsidiary of the Company), or there is an acceleration of any such Indebtedness aggregating $5,000,000 or more, which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice of such default to the Company by the Trustee or to the Company and the Trustee by any Holder, or which acceleration shall not be rescinded or annulled within 20 days after written notice of such Default to the Company by the Trustee or to the Company and the Trustee by any Holder;

        (5) the entry of a final judgment or judgments which can no longer be appealed for the payment of money in excess of $5,000,000 against the Company or any Restricted Subsidiary thereof and such judgment remains undischarged, for a period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

        (6) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (A) commences a voluntary case,

            (B) consents to the entry of an order for relief against it in an involuntary case,

            (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

            (D) makes a general assignment for the benefit of its creditors, or

            (E) generally is not paying its debts as they become due; or

        (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A) is for relief against either of the Company or any Restricted Subsidiary in an involuntary case,

            (B) appoints a Custodian of either of the Company or any Restricted Subsidiary or for all or substantially all of the property of either of the Company or any Restricted Subsidiary, or

            (C) orders the liquidation of either of the Company or any Restricted Subsidiary, and the order or decree remains unstayed and in effect for 60 days.

        The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        Subject to Sections 8.01 and 8.02, the Trustee shall not be charged with knowledge of any Default, Event of Default, Change of Control or Asset Sale or the requirement for payment of Additional Interest unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Company or any other Person.

Section 6.02.  Acceleration.

        If an Event of Default (other than an Event of Default arising under Section 6.01(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may by written notice to the Company and the Trustee declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of the Senior Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Senior Credit Facility or five Business Days after receipt by the Company and the representative of the holders of Indebtedness under or in respect of a Credit Facility, of notice of the acceleration of the Notes; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs, such principal, premium, if any, and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

Section 6.03.  Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04.  Waiver of Past Defaults and Events of Default.

        Subject to Sections 6.02, 6.08 and 9.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.  Control by Majority.

        The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06.  Limitation on Suits.

        Subject to Section 6.08 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

        (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

        (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

        (3) such Holder or Holders offer and if requested provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

        (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer, and, if requested, provision of, indemnity; and

        (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

        A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07.  No Personal Liability of Directors, Officers,
               Employees and Stockholders.

        No director, officer, employee, incorporator or stockholder of the Company or any Guarantor shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for a claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 6.08.  Rights of Holders To Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note (including Additional Interest) on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.09.  Collection Suit by Trustee.

        If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or the Guarantors (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.10.  Trustee May File Proofs of Claim.

        The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof) and the Noteholders allowed in any judicial proceedings relative to the Company or the Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.11.  Priorities.

        If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

        FIRST: to the Trustee for amounts due under Section 8.07 hereof;

        SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

        THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

        The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.

Section 6.12.  Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 6.13.  Restoration of Rights and Remedies.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE SEVEN

                                  SUBORDINATION

Section 7.01.  Notes Subordinated to Senior Indebtedness.

        The Company covenants and agrees and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Seven; and the Trustee and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Senior Indebtedness; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness, and that each holder of Senior Indebtedness whether now outstanding or hereinafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Notes.

Section 7.02.  No Payment on Notes in Certain Circumstances.

        (a) No payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) of any assets or securities of the Company or any Restricted Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by or on behalf of the Company or any Restricted Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of the Notes, or for or on account of the purchase, redemption or other acquisition of the Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company or any Restricted Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of Notes following the delivery by the representative of the holders of Designated Senior Indebtedness (the "Representative") to the Trustee of written notice of the occurrence of a Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph, the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

        Upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness, no payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) of any assets of the Company of any kind may be made by the Company, including, without limitation, by way of set-off or otherwise, on account of the Notes, or on account of the purchase or redemption or other acquisition of Notes, for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph) the earliest of (x) more than 179 days shall have elapsed since receipt of such written notice by the Trustee, (y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been paid in full or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from such Representative, after which, in the case of clause (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provision of the Indenture, in no event shall a Payment Blockage Period commenced in accordance with the provisions of the Indenture described in this paragraph extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to above (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period. Notwithstanding any other provision of the Indenture, no event of default with respect to Designated Senior Indebtedness (other than a Payment Default) which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

        (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by
Section 7.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Indebtedness, if any, received from the holders of Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Indebtedness.

        Nothing contained in this Article Seven shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Indebtedness thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to the Obligations on the Notes.

Section 7.03.  Payment Over of Proceeds Upon Dissolution, Etc.

        (a) In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any general assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the merger or consolidation of the Company or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and condition permitted under Article Five hereof (all of the foregoing referred to herein individually as a "Bankruptcy Proceeding" and collectively as Bankruptcy Proceedings"), the holders of Senior Indebtedness of the Company will be entitled to receive payment and satisfaction in full in cash of all amounts due on or in respect of all Senior Indebtedness of the Company before the holders of the Notes are entitled to receive or retain any payment or distribution of any kind (other than a payment or distribution in the form of Permitted Junior Securities) on account of the Notes; and until all such Obligations with respect to all Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders of the Notes would be entitled but for the subordination provisions will be made to the holders of Senior Indebtedness as their interests may appear. Upon any such dissolution, winding-up, liquidation, reorganization, bankruptcy, insolvency, receivership or similar proceeding or assignment for the benefit of creditors or marshalling of assets, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior

Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

        (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

        (c) In the event that, notwithstanding the foregoing, the Trustee or any holder of Notes receives any payment or distribution of assets of the Company of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes before all Senior Indebtedness of the Company is paid and satisfied in full in cash, then such payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) will be held by the recipient in trust for the benefit of holders of Senior Indebtedness and will be immediately paid over or delivered to the holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

Section 7.04.  Payments May Be Paid Prior to Dissolution.

        Nothing contained in this Article Seven or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections
7.02 and 7.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge of the Trustee that a given payment would be prohibited by Section 7.02 or 7.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes to the Holders entitled thereto unless at least one Business

Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in
Section 7.02(a) or in Section 7.07 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 7.02a) and Section 7.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

Section 7.05.  Subrogation.

        Subject to the payment in full in cash or Cash Equivalents of all Senior Indebtedness, the rights of the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Seven which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Seven are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

        If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Seven shall have been applied, pursuant to the provisions of this Article Seven, to the payment of amounts payable under the Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash or Cash Equivalents.

Section 7.06.  Obligations of the Company Unconditional.

        Nothing contained in this Article Seven or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Section 7.07.  Notice to Trustee.

        The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Seven. Regardless of anything to the contrary contained in this Article Seven or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in accordance with the notice provisions of Section 12.02 from the Company, or from a holder of Senior Indebtedness or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

        In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Seven, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Seven and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

Section 7.08.  Reliance on Judicial Order or Certificate of Liquidating Agent.

        Upon any payment or distribution of assets of the Company referred to in this Article Seven, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Seven.

Section 7.09.  Trustee's Relation to Senior Indebtedness.

        The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Seven with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

        With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Seven, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article, except if such payment is made as a result of willful misconduct or gross negligence of the Trustee.

        Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution may be made and the notice given to their Representatives, if any.

Section 7.10.  Subordination Rights Not Impaired by Acts or Omissions of the
                      Company or Holders of Senior Indebtedness.

        No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

        Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Seven or the obligations hereunder of the Holders of the Notes to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

Section 7.11.  Noteholders Authorize Trustee To Effectuate
               Subordination of Notes.

        Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holders of Notes, the subordination provided in this Article Seven, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business as assets of the Company, the filing of a claim for the unpaid balance of its or his Notes and accrued interest in the form required in those proceedings.

        If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holders any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

Section 7.12.  This Article Seven Not To Prevent Events of Default.

        The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Seven will not be construed as preventing the occurrence of an Event of Default.

Section 7.13.  Trustee's Compensation Not Prejudiced.

        Nothing in this Article Seven will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                  ARTICLE EIGHT

                                     TRUSTEE

Section 8.01.  Duties of Trustee.

        (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs.

        (b) Except during the continuance of an Event of Default:

        (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

        (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

        (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

        (1) This paragraph does not limit the effect of paragraph (b) of this
    Section 8.01.

        (2) The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

        (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.

        (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

        (d) Whether or not therein expressly so provided, paragraphs (a), (b),
(c) and (e) of this Section 8.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

        (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it in its sole discretion against any loss, liability, expense or fee.

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 8.02.  Rights of Trustee.

        Subject to Section 8.01 hereof:

        (1) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

        (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

        (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

        (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

        (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 8.03.  Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 8.10 and 8.11 hereof.

Section 8.04.  Trustee's Disclaimer.

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee, it shall not be accountable for the Company's or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Company or any Guaranty pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, Guarantee or this Indenture other than its certificate of authentication.

Section 8.05.  Notice of Defaults.

        If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determine(s) that withholding the notice is in the interests of the Noteholders.

Section 8.06.  Reports by Trustee to Holders.

        If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing May 15, 1998 the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

        Reports pursuant to this Section 8.06 shall be transmitted by mail:

        (1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

        (2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

        A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 8.07.  Compensation and Indemnity.

        The Company and the Guarantors shall pay to the Trustee and Agents from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        The Company and the Guarantors shall indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company and the Guarantors in writing promptly of any claim asserted against the Trustee or Agent for which it may seek indemnity. However, the failure by the Trustee or Agent to so notify the Company and the Guarantors shall not relieve the Company and Guarantors of their obligations hereunder except to the extent the Company and the Guarantors are prejudiced thereby.

        Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Company and the Guarantors in this

Section 8.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Company and the Guarantors under this Section 8.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

        For purposes of this Section 8.07, the term "Trustee" shall include any trustee appointed pursuant to Article 8.

Section 8.08.  Replacement of Trustee.

        The Trustee may resign by so notifying the Company and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

        (1) the Trustee fails to comply with Section 8.10 hereof;

        (2) the Trustee is adjudged a bankrupt or an insolvent;

        (3) a receiver or other public officer takes charge of the Trustee or its property; or

        (4) the Trustee otherwise becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 8.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section
8.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company obligations under Section
8.07 hereof shall continue for the benefit of the retiring Trustee.

Section 8.09.  Successor Trustee by Consolidation, Merger, etc.

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 8.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 8.10.  Eligibility; Disqualification.

        This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1).

Section 8.11.  Preferential Collection of Claims Against Company.

        The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 8.12.  Paying Agents.

        The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 8.12:

        (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

        (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

        (C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.  Without Consent of Holders.

        The Company and the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

        (1) to comply with Section 5.01 hereof;

        (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

        (3) to comply with any requirements of the SEC under the TIA;

        (4) to cure any ambiguity, defect or inconsistency;

        (5) to make any other change that does not adversely affect the rights of any Noteholders hereunder;

        (6) to add a Guarantor; or

        (7) to provide for the issuance of the Exchange Notes, the Private Exchange Notes and the Subsequent Series Notes in accordance with Section
    2.01 in a manner that does not adversely affect the rights of any Noteholder.

        The Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 9.02.  With Consent of Holders.

        The Company (when authorized by a Board Resolution), the Guarantors (each when authorized by a Board Resolution) and the Trustee may modify or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Company or Guarantors with any provision of this Indenture or the Notes. Subject to Section 9.04, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

        (1) reduce the principal amount of outstanding Notes whose Holders must consent to an amendment, supplement or waiver to this Indenture or the Notes;

        (2) reduce the rate of or change the time for payment of interest on any Note;

        (3) reduce the principal of or premium on or change the stated maturity of any Note;

        (4) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;

        (5) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of the Notes in accordance with Section 3.01 hereof, or change the time before which no such redemption may be made;

        (6) waive a default in the payment of the principal of, or interest on, or redemption payment with respect to, any Note (including any obligation to make a Change of Control Offer or, after the Company's obligation to purchase Notes arises thereunder, an Excess Proceeds Offer or modify any of the provisions or definitions with respect to such offers);

        (7) make any changes in Sections 6.04 or 6.08 hereof or this sentence of
    Section 9.02; or

        (8) affect the ranking of the Notes or the Guarantee in a manner adverse to the Holders.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

        Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

        It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03.  Compliance with Trust Indenture Act.

        Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.

        Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

        After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (8) of Section 9.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 9.05.  Notation on or Exchange of Notes.

        If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee To Sign Amendments, etc.

        The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 8.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 12.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company and Guarantors, enforceable against the Company and Guarantors in accordance with its terms (subject to customary exceptions).

                                   ARTICLE TEN

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 10.01.  Discharge of Indenture.

        The Company and the Guarantors may terminate their obligations under the Notes, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 10.01, if there shall have been cancelled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.08 hereof) and the Company has paid all sums payable by them hereunder or deposited all required sums with the Trustee.

        After such delivery, the Trustee upon Company Request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 8.07, 10.05 and 10.06 hereof shall survive.

Section 10.02.  Legal Defeasance.

        The Company may at its option, by Board Resolution of the Board of Directors of the Company, be discharged from its obligations with respect to the Notes and the Guarantors discharged from their obligations under the Guarantees on the date the conditions set forth in Section 10.04 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 10.06 hereof, execute instruments in form and substance reasonably satisfactory to the Trustee and Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 10.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.11 and 4.20 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 8.07 hereof) and (D) this Article 10. Subject to compliance with this Article 10, the Company may exercise its option under this Section
10.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 10.03 below with respect to the Notes.

Section 10.03.  Covenant Defeasance.

        At the option of the Company, pursuant to a Board Resolution of the Board of Directors of the Company, the Company and the Guarantors shall be released from their respective obligations under Sections 4.02 (except for obligations mandated by the TIA), 4.05 through 4.17, 4.19 and 4.21 through 4.23, inclusive, and clause (a)(iii) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section
10.04 hereof are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 10.04.  Conditions to Defeasance or Covenant Defeasance.

        The following shall be the conditions to application of Section 10.02 or
Section 10.03 hereof to the outstanding Notes:

        (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 8.10 hereof who shall agree to comply with the provisions of this
    Article 10 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes;

        (2) no Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

        (3) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;

        (4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under any other agreement or instrument to which the Company or any Guarantor is a party or by which they are bound;

        (5) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

        (6) in the case of an election under Section 10.02 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or Persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (7) in the case of an election under Section 10.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section
    10.02 above or the Covenant Defeasance under Section 10.03 hereof (as the case may be) have been complied with;

        (9) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

        (10) the Company shall have paid or duly provided for payment under terms mutually satisfactory to the Company and the Trustee all amounts then due to the Trustee pursuant to Section 8.07 hereof.

Section 10.05. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

        All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 10.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section
10.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Anything in this Article 10 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon an Company Request any money or U.S. Government Obligations held by it as provided in Section 10.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 10.06.  Reinstatement.

        If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 10.01, 10.02 or 10.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 10 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 10.01 hereof; provided, however, that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 10.07.  Moneys Held by Paying Agent.

        In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 10.01 hereof, to the Company upon an Company Request (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 10.08.  Moneys Held by Trustee.

        Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon a Company Request, or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.03 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

                                 ARTICLE ELEVEN

                               GUARANTEE OF NOTES

Section 11.01.  Unconditional Guarantee.

        Each Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section
11.05. Each Guarantor hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Noteholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Noteholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect as to such amount only. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

Section 11.02.  Subordination of Guarantee.

        Each Guarantor agrees, and each Holder by accepting a Guarantee agrees, that all Obligations owed under and in respect of such Guarantees are subordinated in right of payment, to the extent and in the manner provided in this Article Eleven, to the prior indefeasible payment in full in cash or Cash Equivalents, of all Senior Indebtedness of such Guarantor, and that the subordination of the Guarantees pursuant to this Article Eleven is for the benefit of all holders of all Senior Indebtedness of such Guarantor, whether outstanding on the Issue Date or issued thereafter.

Section 11.03.  Severability.

        In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.04.  Release of a Guarantor.

        Upon the sale or disposition of a Guarantor (or all or substantially all of its assets) to an entity which is not a Subsidiary of the Company, which is otherwise in compliance with this Indenture, such Guarantor shall be deemed released from all its obligations under this Article Eleven and its Guarantee. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a written request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.04 and the other provisions of this Indenture. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this Article Eleven.

Section 11.05.  Limitation of Guarantor's Liability.

        Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the Obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.07, result in the Obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

Section 11.06.  Guarantors May Consolidate, Etc., on Certain Terms.

        (a) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the assets of a Guarantor to the Company or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

        (b) Except as set forth in Article Four hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of all or substantially all of the assets of a Guarantor to a corporation other than the Company or another Guarantor (whether or not affiliated with the Guarantor); provided, however, that, subject to Sections 11.04 and 11.06(a), either (x) the transaction is an Asset Sale consummated in accordance with Section 4.10, or (y) (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, and (ii) each Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Guarantee of such Guarantor set forth in this Article Eleven, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in such transaction), by supplemental indenture satisfactory in form to the Trustee, exe-cuted and delivered to the Trustee, together with an Officers' Certificate of the Company and an Opinion of Counsel stating that the transaction and such supplemental indenture comply with this Indenture, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance that is not an Asset Sale consummated in accordance with Section 4.10, upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

Section 11.07.  Contribution.

        In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under this Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's Obligations with respect to this Guarantee.

Section 11.08.  Waiver of Subrogation.

        Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under this Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
11.08 is knowingly made in contemplation of such benefits.

Section 11.09.  Execution of Guarantee.

        To evidence their guarantee to the Noteholders specified in Section 11.01, the Guarantors hereby agree to execute the Guarantee in substantially the form of Exhibit A recited to be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Guarantor.

Section 11.10.  No Payment on Guarantees in Certain Circumstances.

        (a) No payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) of any assets or securities of a Guarantor or any subsidiary thereof of any kind or character (including, without limita-tion, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its Obligations on its Guarantee) may be made by or on behalf of such Guarantor, including, without limitation, by way of set-off or otherwise, for or on account of its Obligations on its Guarantee, and neither the Trustee nor any holder or owner of any Notes shall take or receive from any Guarantor, directly or indirectly in any manner, payment in respect of all or any portion of its Obligations on its Guarantee following the delivery by the representative of the holders of Guarantor Senior Indebtedness (the "Guarantor Representative") to the Trustee of written notice of the occurrence of a Payment Default in respect of Guarantor Senior Indebtedness, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph, the Guarantor shall resume making any and all required payments in respect of the Obligations on its Guarantee, including any missed payments.

        Upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness of any Guarantor, no payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) of any assets of such Guarantor of any kind may be made by such Guarantor, including, without limitation, by way of set-off or otherwise, on account of any of its Obligations on its Guarantee, for a period (a "Guarantor Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Guarantor Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph) (x) more than 179 days shall have elapsed since receipt of such written notice by the Trustee,
(y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness constituting Guarantor Senior Indebtedness shall have been paid in full or (z) such Guarantor Blockage Period shall have been terminated by written notice to the Guarantor or the Trustee from such Guarantor Representative, after which, in the case of clause (x), (y) or (z), the Guarantor shall resume making any and all required payments in respect of Obligations on its Guarantee, including any missed payments. Notwithstanding any other provision of the Indenture, in no event shall a Guarantor Blockage Period commenced in accordance with the provisions of the Indenture described in this paragraph ex-tend beyond 179 days from the date of the receipt by the Trustee of the notice referred to above (the "Initial Guarantor Blockage Period"). Any number of additional Guarantor Blockage Periods may be commenced during the Initial Guarantor Blockage Period; provided, however, that no such additional Guarantor Blockage Period shall extend beyond the Initial Guarantor Blockage Period. After the expiration of the Initial Guarantor Blockage Period, no Guarantor Blockage Period may be commenced until at least 180 consecutive days have elapsed from the last day of the Initial Guarantor Blockage Period. Notwithstanding any other provision of the Indenture, no event of default with respect to Designated Senior Indebtedness constituting Guarantor Senior Indebtedness (other than a Payment Default) which existed or was continuing on the date of the commencement of any Guarantor Blockage Period initiated by the Guarantor Representative shall be, or be made, the basis for the commencement of a second Guarantor Blockage Period initiated by the Guarantor Representative, whether or not within the Initial Guarantor Blockage Period, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

        (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by
Section 11.10(a), such payment shall be held in trust for the benefit of, shall be paid over or delivered to, the holders of Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Guarantor Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Indebtedness, if any, received from the holders of Guarantor Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from such Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Indebtedness.

        Nothing contained in this Article Eleven shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Indebtedness thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to the Obligations on the Notes or on account of any Guarantor's Guarantee.

Section 11.11.  Payment Over of Proceeds Upon Dissolution, Etc.

        (a) In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, whether voluntary or involuntary, or any liquidation, dissolution or other winding-up of such Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any general assignment for the benefit of creditors or other marshalling of assets or liabilities of such Guarantor (except in connection with the merger or consolidation of such Guarantor or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under Article Five hereof) (all of the foregoing referred to herein individually as a "Bankruptcy Proceeding" and collectively as "Bankruptcy Proceedings"), the holders of Guarantor Senior Indebtedness of such Guarantor will be entitled to receive payment and satisfaction in full in cash of all amounts due on or in respect of all Guarantor Senior Indebtedness of such Guarantor before the holders of the Notes are entitled to receive or retain any payment or distribution of any kind (other than a payment or distribution in the form of Permitted Junior Securities) by such Guarantor on account of its Obligations on its Guarantee; and until all such Obligations with respect to all Guarantor Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders of the Notes would be entitled but for the subordination provisions will be made to the holders of Guarantor Senior Indebtedness as their interests may appear. Upon any such dissolution, winding-up, liquidation, reorganization, bankruptcy, insolvency, receivership or similar proceeding or assignment for the benefit of creditors or marshalling of assets, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Indebtedness.

        (b) To the extent any payment of Guarantor Senior Indebtedness (whether by or on behalf of such Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Guarantor Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

        (c) In the event that, notwithstanding the foregoing, the Trustee or any holder of Notes receives any payment or distribution of assets of a Guarantor of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of such Guarantor's Obligations on its Guarantee before all Guarantor Senior Indebtedness of such Guarantor is paid and satisfied in full in cash, then such payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) will be held by the recipient in trust for the benefit of holders of Guarantor Senior Indebtedness and will be immediately paid over or delivered to the holders of Guarantor Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Guarantor Senior Indebtedness. By reason of such subordination, in the event of liquidation or insolvency, creditors of such Guarantor who are holders of Guarantor Senior Indebtedness may recover more, ratably, than other creditors of such Guarantor, and creditors of the Company who are not holders of Guarantor Senior Indebtedness or of the Notes may recover more, ratably, than the holders of the Notes.

Section 11.12.  Payments May Be Paid Prior to Dissolution.

        Nothing contained in this Article Eleven or elsewhere in this Indenture shall prevent (i) any Guarantor, except under the conditions described in Sections 11.10 and 11.11, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section
11.10 or 11.11, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section 11.10(a) or in Section 11.15 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 11.10(a) and Section 11.11). Each Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of any Guarantor.

Section 11.13.  Subrogation.

        Subject to the payment in full in cash or Cash Equivalents of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor applicable to the Senior Indebtedness of such Guarantor until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness by or on behalf of such Guarantor or by or on behalf of the Holders by virtue of this Article Eleven which otherwise would have been made to the Holders shall, as between the Guarantors and the Holders of the Notes, be deemed to be a payment by such Guarantor to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

        If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Eleven shall have been applied, pursuant to the provisions of this Article Eleven, to the payment of amounts payable under the Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash or Cash Equivalents.

Section 11.14.  Obligations of Each Guarantor Unconditional.

        Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Notes or the Guarantees is intended to or shall impair, as among any Guarantor, its creditors other than the holders of Senior Indebtedness, and the Holders of the Notes, the obligation of such Guarantor, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Guarantees, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of any Guarantor other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

Section 11.15.  Notice to Trustee.

        The Company or any Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees pursuant to the provisions of this Article Eleven. Regardless of anything to the contrary contained in this Article Eleven or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company or a Guarantor, or from a holder of Senior Indebtedness or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

        In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Eleven, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

Section 11.16.  Reliance on Judicial Order or Certificate of Liquidating Agent.

        Upon any payment or distribution of assets of any Guarantor referred to in this Article Eleven, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

Section 11.17.  Trustee's Relation to Senior Indebtedness.

        The Trustee and any agent of any Guarantor or the Trustee shall be entitled to all the rights set forth in this Article Eleven with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

        With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of

Senior Indebtedness and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or any such Guarantor or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article, except if such payment is made as a result of willful misconduct or gross negligence of the Trustee.

        Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution may be made and the notice given to their Representatives, if any.

Section 11.18. Subordination Rights Not Impaired by Acts or Omissions of a Guarantor or Holders of Senior Indebtedness.

        No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

        Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Eleven or the obligations hereunder of the Holders of the Notes to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the payment or collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against such Guarantor and any other person.

Section 11.19.  Noteholders Authorize Trustee To Effectuate
                Subordination of Guarantees.

        Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holders of Notes, the subordination provided in this Article Eleven, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business as assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Notes and accrued interest in the form required in those proceedings.

        If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holders any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

Section 11.20.  This Article Eleven Not To Prevent Events of Default.

        The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Eleven will not be construed as preventing the occurrence of an Event of Default.

Section 11.21.  Trustee's Compensation Not Prejudiced.

        Nothing in this Article Eleven will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

Section 12.01.  Trust Indenture Act Controls.

        If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02.  Notices.

        Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

        If to the Company or any Guarantor:

                      W.R. CARPENTER NORTH AMERICA, INC.

                      1775 Park Street
                      Selma, California 93662

                      Attention:  Chief Financial Officer

                      Fax Number:  (209) 896-2007

               with, in the case of any notice furnished pursuant to Article 6, a copy to:

                      Pillsbury, Madison & Sutro
                      235 Montgomery Street
                      San Francisco, California 94104
                      Attention:  James C. Olson, Esq.

                      Fax Number:  (415) 983-1200

               If to the Trustee:

                      U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                      515 South Flower Street, Suite 2700
                      Los Angeles, CA 90071

                      Attention:  Corporate Trust Department

                      Fax Number:  (213) 488-1370

        Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

        The Company, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

        Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

        In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.03.  Communications by Holders with Other Holders.

        Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04.  Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

                (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions prece-dent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05.  Statements Required in Certificate and Opinion.

        Each certificate and opinion with respect to compliance by or on behalf of the Company or any Guarantor with a condition or covenant provided for in this Indenture shall include:

                (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.06.  Rules by Trustee and Agents.

        The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 12.07.  Business Days; Legal Holidays.

        A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Le-gal Holiday, and no interest shall accrue for the intervening period.

Section 12.08.  Governing Law.

        THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 12.09.  No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 12.10.  No Recourse Against Others.

        No recourse for the payment of the principal of or premium, if any, or interest, including Additional Interest, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Company or any Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Company and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee or director of the Company or any Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

Section 12.11.  Successors.

        All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 12.12.  Multiple Counterparts.

        The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 12.13.  Table of Contents, Headings, etc.

        The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14.  Separability.

        Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                          W.R. CARPENTER NORTH AMERICA, INC.

                                      By:  /s/ David K. Sargent
                                          ------------------------------------
                                          Name:  David K. Sargent
                                          Title:  President

                                          UPRIGHT, INC.

                                      By:  /s/ David K. Sargent
                                          ------------------------------------
                                          Name:  David K. Sargent
                                          Title:  President

                                          HORIZON HIGH REACH, INC.

                                      By:  /s/ David K. Sargent
                                          ------------------------------------
                                          Name:  David K. Sargent
                                          Title:  President

                                          UPRIGHT FOREIGN SALES CORPORATION

                                      By:  /s/ David K. Sargent
                                          ------------------------------------
                                          Name:  David K. Sargent
                                          Title:  President

                                         U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
                                              as Trustee

                                         By: /s/ James J.McGinley
                                            ------------------------------------
                                            Name: James J. McGinley
                                            Title: Authorized Signatory

                                                                       EXHIBIT A


                                                               CUSIP

                       W.R. CARPENTER NORTH AMERICA, INC.

No.                                                                 $

                    10 5/8% SENIOR SUBORDINATED NOTE DUE 2007

        W.R. CARPENTER NORTH AMERICA, INC., a Delaware corporation (the "Company"), for value received, promises to pay to or registered assigns the principal sum of $ dollars on June 15, 2007.

        Interest Payment Dates: June 15 and December 15

        Record Dates: June 1 and December 1

        Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                   W.R. CARPENTER NORTH AMERICA, INC.

                                   By:______________________________
                                      Name:
                                      Title: President

                                   By:______________________________
                                      Name:
                                      Title: Chief Financial Officer

Dated:

Certificate of Authentication

        This is one of the 10 5/8% Senior Subordinated Notes due 2007 referred to in the within-mentioned Indenture.

                                   U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
                                        as Trustee

                                   By:_____________________________
                                      Authorized Signature

                            [FORM OF REVERSE OF NOTE]

                       W.R. CARPENTER NORTH AMERICA, INC.

                    10 5/8% SENIOR SUBORDINATED NOTE DUE 2007

               1. Interest. W.R. CARPENTER NORTH AMERICA, INC., a Delaware corporation (the "Company"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 10 5/8% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including June 10, 19971 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15 commencing December 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 10 5/8% per annum.

               2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 1 or December 1 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

               3. Paying Agent and Registrar. Initially, U.S. TRUST COMPANY OF CALIFORNIA, N.A. (the "Trustee") will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.



--------

* For Subsequent Series Notes, will be the original issue date or such other date as the Company and the Holder may agree.

               4. Indenture. The Company issued the Notes under an Indenture dated as of June 10, 1997 (the "Indenture") among the Company, the Guarantors (as defined in the Indenture) and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are obligations of the Company limited in aggregate principal amount to $150.0 million.

               5. Optional Redemption. The Company, at its option, may redeem the Notes, in whole or in part, at any time on or after June 15, 2002 upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount), set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on June 15 of each year listed below:

        Year                                                  Redemption Price
        ----                                                  ----------------
        2002....................................................   105.313%
        2003....................................................   103.542%
        2004....................................................   101.771%
        2005 and thereafter.....................................   100.000%

               Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time on or prior to June 15, 2000 at a redemption price equal to 110.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date with the Net Proceeds of one or more Public Equity Offerings; provided, that at least $75.0 million of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

               6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

               7. Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

               8. Registration Rights. Pursuant to a Registration Rights Agreement among the Company, the Guarantors, and CIBC Wood Gundy Securities Corp. and BancAmerica Securities, Inc., as Initial Purchasers of the Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

               9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

               10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

               11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

               12. Amendment, Supplement, Waiver, Etc. The Company, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

               13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, enter into agreements restricting the ability of Restricted Subsidiaries to pay dividends and make distributions, issue Preferred Stock of any Restricted Subsidiaries of the Company, enter into sale and leaseback transactions and on the ability of the Company to merge or consolidate with any other Person or transfer all or substantially all of the Company's or any Guarantor's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to
Section 4.04 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

               14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor corporation will, except as provided in Article 5, be released from those obligations.

               15. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee and the Company, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare all principal of and accrued interest on all Notes to be immediately due and payable and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of any Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of such Credit Facility or five Business Days after receipt by the Company and the representative of the holders of Indebtedness under or in respect of the Credit Facility, of notice of the acceleration of the Notes. If an Event of Default specified in Section 6.01(6) or (7) of the Indenture occurs with respect to the Company, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.

               16. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

               17. No Recourse Against Others. No director, officer, employee incorporator or stockholder, of the Company or any Guarantor shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

               18. Discharge. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due prin-cipal of and interest on the Notes to maturity or redemption, as the case may be.

               19. Guarantees. The Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

               20. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

               21. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS NOTE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. The Trustee, the Company, the Guarantor and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

               22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

               The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               W.R. CARPENTER NORTH AMERICA, INC.
               1775 Park Street
               Selma, California 93662

               Attention:  Chief Financial Officer

                                   ASSIGNMENT

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.19 of the Indenture, check the appropriate box:

               [ ]  Section 4.10                  [ ]  Section 4.19

               If you want to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.19 of the Indenture, state the amount you elect to have purchased:

$____________________________
 (multiple of $1,000)

Date: _______________________


                      Your Signature:_________________________________
                                     (Sign exactly as your name
                                     appears on the face of this Note)


_____________________________
Signature Guaranteed

                                                                       EXHIBIT B

                         [FORM OF LEGEND FOR 144A NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (D) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (E) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE ACT.

                               [FORM OF ASSIGNMENT FOR 144A NOTE]

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                  [Check One]

[  ]  (a)      this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[  ]  (b)      this Note is being transferred other than in accordance with (a)
               above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Date: ________________________         Your Signature: __________________
                                       (Sign exactly as your name
                                       appears on the face of this Note)


Signature Guaranteed ____________________________________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

               The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ______________________          _________________________________
                                       NOTICE: To be executed by
                                               an executive officer

                                                                       EXHIBIT C

                     [FORM OF LEGEND FOR REGULATION S NOTE]

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE SECURITIES ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                   [FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]

[  ]  (a)      this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[  ]  (b)      this Note is being transferred other than in accordance with (a)
               above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Date: _________________________        Your Signature: ___________________
                                       (Sign exactly as your name
                                       appears on the face of this Note)


Signature Guaranteed _____________________________________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

               The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ________________________        _________________________________
                                       NOTICE: To be executed by
                                               an executive officer

                                                                       EXHIBIT D

                        [FORM OF LEGEND FOR GLOBAL NOTE]

               Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

               THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IT REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT E

                            Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors


                                                              -----------, ----



Attention:

      Re:  W.R. CARPENTER NORTH AMERICA, INC. (the "Company")
          10 5/8% Senior Subordinated Notes due 2007 (the "Notes")
          --------------------------------------------------------

Dear Sirs:

               In connection with our proposed purchase of Notes, we confirm that:

               1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of June 10, 1997 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

               2. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) pursuant to an effective registration statement under the Securities Act, (iii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iv) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (v) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, or (vi) pursuant to any other exemption from registration under the Securities Act (if available), and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

               3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

               4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
        Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

               5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       [Name of Transferee]

                                        By: _________________________________
                                            Authorized Signature

                                                                       EXHIBIT F

                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


                                                                ----------, ----



Attention:

      Re:  W.R. CARPENTER NORTH AMERICA, INC. the "Company")
           10 5/8% Senior Subordinated Notes due 2007 (the "Notes")
           --------------------------------------------------------

Dear Sirs:

               In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

               (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

               (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

               (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

               (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Transferee]

                                        By: ________________________________
                                            Authorized Signature

               Each of the undersigned (the "Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of June 10, 1997 by and among W.R. CARPENTER NORTH AMERICA, INC., as issuer, the Guarantors, as guarantors, and U.S. TRUST COMPANY OF CALIFORNIA, N.A., as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee, all in accordance with the terms set forth in
Article 11 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

               The obligations of the Guarantors to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.

               [SIGNED ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

                                          UPRIGHT, INC.


                                      By:
                                          ---------------------------------
                                          Name:  David K. Sargent
                                          Title:  President


                                          HORIZON HIGH REACH, INC.


                                      By:
                                          ---------------------------------
                                          Name:  David K. Sargent
                                          Title:  President


                                          UPRIGHT FOREIGN SALES CORPORATION


                                      By:
                                          ---------------------------------
                                          Name:  David K. Sargent
                                          Title:  President